Exhibit 10.10

Equity Interest Transfer Agreement

THIS AGREEMENT (hereinafter “Agreement”) is made this 9th day of June, 2004 by and between the following parties:

Party A:	Sesame Seed Group Limited, a limited liability company organized and existing under the laws of the British Virgin Islands; whose address is Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, and the authorized representative is Kelin [Name in Chinese], the president of the company, with the nationality of PRC.

Party B:	Beijing Tecsun Century Investment Co., Ltd. [Company name in Chinese], a limited liability company organized and existing under the laws of PRC; whose address is Xinggu Economic Development District, Pinggu County, Beijing [Address in Chinese], and the legal representative is Liu junfeng [Name in Chinese], the board Chairman of the company, with the nationality of PRC.

Party C:	Tianjin Tongren (TEDA) Software Technology Co., Ltd. [Company name in Chinese], a limited liability company organized and existing under the laws of PRC; whose address is E Tower, 9 Block, 5th Floor, Construction Square, No. 76, Dongting Lake Road, Economic Development Area, Tianjin [Address in Chinese], and the legal representative is Wang youjun [Name in Chinese], the board Chairman of the company, with the nationality of PRC.

Party D:	Standard International Holding Ltd., a limited liability company organized and existing under the laws of the British Virgin Islands; whose address is Columbus Centre Building, Wickhams Cay, Road Town, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, and the authorized representative is Kelin [Name in Chinese], the director of the company, with the nationality of PRC.

Party E:	Beaver Developments Ltd., a limited liability company organized and existing under the laws of the British Virgin Islands; whose address is Offshore Incorporations Center, Road Town, British Virgin Islands, and the authorized representative is Zeng yongming [Name in Chinese], the Director of the company, with the nationality of HongKong, PRC.

Party F:	Strategic Triumph Limited, a limited liability company organized and existing under the laws of the British Virgin Islands; whose address is Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and the authorized representative is Kelin [Name in Chinese], the Director of the company, with the nationality of PRC.

Party A, Party B, Party C, Party D and Party E are referred to hereinafter collectively as the “Sellers”, and Party F is referred to as the “Purchaser”, and the Sellers and Purchaser are referred to hereinafter collectively as the “Parties”.

WHEREAS

1.	Beijing Watch Data System Co., Ltd. (“BWDS”) is a Chinese-Foreign Equity Joint Venture legally established organized and validly existing under the PRC Laws. The total investment of BWDS is US$2,174,891 and the registered capital of BWDS is US$2,174,891.

2.	The Sellers own one hundred percent (100%) of the equity interest of BWDS (“Interest”), with which,

(1)	Party A owns eight point fourteen percent (8.14%) of the Interest;

(2)	Party B owns eighty-nine percent (21.89%) of the Interest;

(3)	Party C owns twenty-nine point fifty-one percent (29.51%) of the Interest;

(4)	Party D owns seven point thirteen percent (7.13%) of the Interest; and

(5)	Party E owns thirty-three point thirty-three percent (33.33%) of the Interest.

3.	The Sellers agree to sale and Purchaser agrees to purchase the Interest (“Transfer of Interest”);

NOW, THEREFORE, the Parties, after friendly discussion, agree to the following terms and conditions:

ARTICLE 1

Transfer of Interest

1.1	Subject to the terms and conditions of this Agreement, the Sellers agree to transfer the Interest to Purchaser and Purchaser agrees to purchase the Interest from the Sellers, and thus reform the BWDS from a Chinese-Foreign Equity Joint Ventures into a wholly Foreign Owned Enterprises.

1.2	Each of the Sellers hereby agrees to give up in writing its pre-emption rights with respect to the Transfer of Interest.

ARTICLE 2

Purchase Price and Payment

2.1

With reference to the valuation report provided by [Company name in Chinese] on 24th May, 2004, the Parties agree that the total purchase price of the Interest shall be a sum of US$ which is equivalent to RMB 20,000,000 Yuan. The exchange rate between US Dollars and RMB shall be that promulgated by the People’s Bank of China at the date such purchase price is paid.

2.2	Purchaser shall pay the purchase price within 30 days after this Agreement becomes effective in accordance with the following:

(1)	pay in USD equivalent to RMB 1,628,000 Yuan to the account designated by Party A;

(2)	pay in USD equivalent to RMB 4,378,000 Yuan to the account designated by Party B

(3)	pay in USD equivalent to RMB 5,902,000 Yuan to the account designated by Party C;

(4)	pay in USD equivalent to RMB 1,426,000 Yuan to the account designated by Party D;

(5)	pay in USD equivalent to RMB 6,666,000 Yuan to the account designated by Party E.

2.3	Each of the Parties shall bear its own tax liabilities under any applicable law.

ARTICLE 3

Representations and Warranties

3.1	For the purpose of this Agreement, each of the Sellers and Purchaser hereby respectively but not jointly represents and warrants that,

(1)	it has been duly established and is validly existing under the laws of its jurisdiction of establishment;

(2)	it possesses full power and authority to enter into this Agreement and to perform its obligations hereunder;

(3)	the execution, delivery and performance of this Agreement will not violate any applicable laws and regulations, or its charter or by-laws;

(4)	its representative, whose signature is affixed hereto, has been duly authorized to sign this Agreement on its behalf, a true copy of which has been delivered to each other party hereto on or before the date of this Agreement.

(5)	upon due authorization, execution and delivery by the other Parties hereto, this Agreement shall constitute its legal, valid, binding and enforceable obligations in accordance with its terms and conditions;

(6)	its representations and warranties made herein are true, accurate and complete as of the date hereof and shall remain true, accurate and complete as of Transfer Date;

(7)	except as otherwise expressly provided in this Agreement, it shall not take or allow any action, or make or allow any omission, at any time prior to the Transfer Date that would result in any of its representations, warranties or covenants set forth in this Agreement being materially inaccurate or untrue or that would constitute a material breach thereof as of the Transfer Date. It shall promptly notify each other party in writing of any matter of development of which it becomes aware and which constitutes a breach of or is inconsistent with any of its representations, warranties and covenants set forth in this Agreement.

3.2	For the purpose of this Agreement and the Purchaser’s benefit, each of the Sellers hereby further represents and warrants to Purchaser that,

(1)	all the procedures required for the Transfer of Interest under the Articles of Association of BWSD have been duly fulfilled, including the approval of the board of the BWSD;

(2)	it holds, and will hold at all times prior to the Transfer Date, its equity interests in the registered capital, free and clear of any encumbrances, debts or claims of any third party,

(3)	except as in accordance with the terms and conditions hereunder it shall not, prior to the Transfer Date, transfer or give up any of its interests in the registered capital of BWDS.

ARTICLE 4

Closing

4.1	Upon the execution of this Agreement, all Parties shall promptly notice BWSD of the Transfer of Interest, handle together the procedures for the Transfer of Interest under this Agreement, and complete the registration of the Interest under the name of Purchaser within fifteen (15) days after obtaining the approval required for the effectiveness of this Agreement under Article 5 hereof.

4.2	From the date of completion of transfer (“Transfer Date”), Purchaser shall be entitled to all of the rights and benefits of Interest, and accordingly Sellers shall not be entitled to any rights and benefits of Interest from such date.

4.3	Each Party agrees that Purchaser shall effect relevant modifications to BWSD’s Articles of Association after completion of the Transfer of Interest, and Purchaser shall abide by the modified Articles of Association, undertake the relevant obligations and be entitled to the rights and benefits of shareholder.

ARTICLE 5

Effectiveness, Modification and Termination

5.1	This Agreement shall become effective, upon completion of the following conditions:

(1)	this Agreement has been duly signed by the authorized representative of each of the Parties;

(2)	Transfer of Interest has been approved by the Ministry of Commerce or its authorized local branch.

5.2	Any modification or termination shall become effective only upon the written agreement between the Parties and necessary approval from competent authority.

5.3	This Agreement shall be terminated upon the completion of the Transfer of Interest and payment of the purchase price.

ARTICLE 6

Applicable Law and Settlement of Disputes

6.1	This Agreement shall be governed by and construed in accordance with the laws of PRC.

6.2

Any dispute arising from or in relation to this Agreement between the Parties shall be settled through friendly consultations. If no mutually acceptable settlement is reached within sixty (60) days after the first consultation, then any Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for settlement through arbitration. Arbitration shall be conducted in accordance with the Arbitration Rules of CIETAC in force at the time of such submission for arbitration, and the place of arbitration shall be Beijing, China. There shall be three (3) arbitrators; the Sellers shall jointly appoint one (1) arbitrator and Purchaser shall appoint one (1) arbitrator. The third arbitrator shall be appointed by CIETAC and shall serve as the Chairman of the tribunal. All proceedings in any such arbitration shall be conducted in Chinese. The arbitral award shall be final and binding upon the parties.

ARTICLE 7

Liability of Breach

7.1	If any Party commits a breach of this Agreement, such party shall indemnify the other Parties for direct losses suffered and reasonable fees occurred in relation to the dispute settlement.

7.2	The termination of this Agreement shall not effect the rights of the Parties for indemnity of losses, unless otherwise agreed in writing by the Parties.

ARTICLE 8

Miscellaneous

8.1	This Agreement and its attachments, if any, constitute an entire agreement, and shall have the same legal effect. This Agreement is written and signed with both English and Chinese. The English and Chinese language versions shall have the same legal effect.

8.2	If any of the provisions of this Agreement after execution is decided to be invalid or not enforceable by a competent court, the effect of the other provisions of this Agreement shall not be affected and remain in full force.

8.3	This Agreement shall be executed in eight (8) originals. Each of the Parties shall keep one original and the remainder originals shall be used for relevant approval and filing purposes. Each original shall have the same legal effect.

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Party A: Sesame Seed Group Limited

Authorized Representative: /s/ Kelin (Signature)

Name: Kelin [Name in Chinese]	Title: President

Party B: Beijing Tecsun Century Investment Co., Ltd. [Company name in Chinese]

Authorized Representative: /s/ Liujunfeng (Signature)

Name: Liujunfeng [Name in Chinese]	Title: Board Chairman

[Company Seal] Party C: Tianjin (TEDA) Tongren Software Technology Co., Ltd. [Company name in Chinese]

Authorized Representative: /s/ Wang Youjun (Signature)

Name: Wang Youjun [Name in Chinese]	Title: Board Chairman

[Company Seal] Party D: Standard International Holding Ltd.

Authorized Representative: /s/ Kelin (Signature)

Name: Kelin [Name in Chinese]	Title: Director

Party E: Beaver Developments Ltd.

Authorized Representative: /s/ Zeng Yongming (Signature)

Name: Zeng Yongming [Name in Chinese]	Title: Director

Party F: Strategic Triumph Limited

Authorized Representative: /s/ Kelin (Signature)

Name: Kelin [Name in Chinese]	Title: Director